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                                                                      EXHIBIT 23


                        [COOPERS & LYBRAND LETTERHEAD]


                      Consent of Independent Accountants


Re:  Schuller Corporation Registrations:
           on Form S-8 (File No. 33-29389)
           and Form S-3 (File No. 33-43912)
           and Form S-8 (File No. 333-06375)
           and Form S-8 (File No. 333-06313)
           and Form S-8 (File No. 333-06321)


Gentlemen:

We consent to the incorporation by reference in the above referenced registration statements of our report dated February 4, 1997 except for note 24 as to which the date is February 13, 1997, on our audits of the consolidated financial statements and financial statement schedule of Schuller Corporation as of December 31, 1996 and 1995 and for the year ended December 31, 1996, 1995 and 1994, which report is incorporated by reference in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.

Denver, Colorado
March 28, 1997